Exhibit 99.1

Contact:	Tina L. Betlejewski
704-752-4454
Email: investor@spx.com

SPX UPDATES INVESTOR PRESENTATIONS

CHARLOTTE, NC—June 4, 2003—SPX Corporation (NYSE:SPW) today announced that updated versions of its Investor Presentation and Frequently Asked Questions (FAQ’s) are now available on the company’s website. The updated presentations relate to, among other things:

•	Updated business trend information in the Laboratory and Life Sciences, Broadcast and Communication Systems, Compaction Equipment and Cooling Technology and Services platforms.

•	2003 GAAP financial modeling targets for GAAP Diluted Earnings Per Share of at least $3.40 per share and GAAP Free Cash Flow of at least $350 million.

The updated presentations are available in the Media Center of the company’s website at www.spx.com and are effective as of today.

SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology and service solutions. The Internet address for SPX Corporation’s home page is www.spx.com.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to the company’s public filings for discussion of certain important factors that relate to forward-looking statements contained in this press release. The words “believe,” “expect,” “anticipate,” “estimate,” “guidance,” “target” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.